[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

Exhibit 10.2

MANUFACTURING AND SUPPLY AGREEMENT

THIS AGREEMENT is made effective as of May 14, 2014 (the "Effective Date") by and between RELYPSA, INC. ("Relypsa") and DSM FINE CHEMICALS AUSTRIA NFG GMBH & CO. KG ("DSM").  Each party is sometimes referred to herein as a "Party" and the parties together as the "Parties."

WHEREAS:

(A)	DSM and its Affiliates carry on the business of, inter alia, cGMP bulk manufacture of pharmaceutical products, including polymers and synthetic intermediates, and
(B)	Relypsa wishes DSM to manufacture Bulk Intermediate and Bulk Drug and DSM is willing to manufacture Bulk Intermediate and Bulk Drug on the terms and conditions set out in this Agreement.

It is agreed as follows:

article I

Definitions; rules of construction

1.DEFINITIONS.  In this Agreement the following terms shall have the meaning indicated and capitalized terms in the text of this Agreement shall have the meaning associated with each such term:

1.1"Affiliates" means, with respect to either Party to this Agreement, any company, partnership or other entity that directly or indirectly controls, is controlled by or is under common control with such Party. For the purpose of this definition, "control" means direct or indirect beneficial ownership or voting control of at least fifty percent (50%) of the issued share capital in such company or equivalent voting control of a partnership or other entity.

1.2“API" means the active pharmaceutical ingredient, [***].

1.3"Background IP" means Intellectual Property owned or controlled by a Party or its Affiliates prior to the Effective Date or otherwise independently developed by a Party or its Affiliates outside the scope of the MSA or this Agreement.

1.4"Base Price" means the price determined in accordance with the Agreement for each Firm Order for the Manufacture of Ca Bulk Drug or Third Party Intermediate, as applicable, as further described in Section 6.8.

1.5"Batch" means a quantity of material that (a) is intended to have uniform character and quality within specified limits set forth in the Specifications or stability protocol, and (b) is produced according to a single Manufacturing order during the same campaign of Manufacture, and (c) is designated with a single DSM lot number.

1.6"Bulk Drug" means the bulk form of API.

1.7"Bulk Intermediate" means the bulk form of [***] whether for use in the Manufacture of Bulk Drug or for delivery to a Third Party. When the context requires, Bulk Intermediate for delivery to Third Parties is referred to herein as “Third Party Intermediate.”

1.8“Ca Bulk Drug” means the [***] form of API in bulk.

1.9“Campaign” means a series of two or more consecutive Batches to Manufacture API, Bulk Drug or Bulk Intermediate from the Start of Production of a first Batch to completion of the final Batch.

1.10"Certificate of Analysis" means a document signed by a qualified and authorized employee or representative of DSM certifying and confirming that Bulk Intermediate or Bulk Drug to which such document refers conforms to the applicable Specifications.

1.11"Certificate of Compliance" means a certificate (which may be included in the Certificate of Analysis) signed by DSM’s Qualified Person certifying and confirming that the Bulk Intermediate or Bulk Drug to which such document refers has been Manufactured in accordance with the Master Batch Record, the Quality Agreement, applicable SOPs and cGMP.

1.12"Competitive Product" means a [***] therapeutic drug that [***].

1.13"DSM Intellectual Property" means all Background IP owned or controlled by DSM or its Affiliates; provided, however, Intellectual Property related to [***] installed at the Facility in [***] for polymer APIs and intermediates is specifically excluded from DSM Intellectual Property.

1.14"Facility" means the DSM production facility located at [***] and any other sites or facilities at which any step in Manufacturing occurs or where any activities subject to cGMP are conducted.

1.15"cGMP" means the regulatory requirements for current good manufacturing practices with respect to the Manufacture of  Bulk Intermediate and Bulk Drug pursuant to this Agreement, including the United States' current Good Manufacturing Practices pursuant to the U.S. Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. Sec. 301 et seq., "FDCA"), and relevant regulations promulgated thereunder (including, without limitation, 21 C.F.R. Parts 11, 210 and 211), the European Union's current Good Manufacturing Practices pursuant to EC Directive 2003/94/EC of 8 October 2003, and the International Conference on Harmonisation Guidance for Industry Q7 Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients ("ICH Q7"), and any comparable regulatory requirements designated by the Parties as applicable in a Firm Order, as such regulatory requirements may be amended from time to time.

1.16"Intellectual Property" means (i) know-how and trade secrets, (ii) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures worldwide, together with all reissuances, divisions, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (iii) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, (v) all other  proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

1.17"Legal Requirements" means all laws, rules, regulations, ordinances, guidances, guidelines, and standards, including cGMP, of any international, supranational, national, state, or local governmental authority of competent jurisdiction which are applicable to the circumstances in which the term "Legal Requirements" is used herein.

1.18"Manufacture" means the production of Bulk Intermediate and Bulk Drug from Raw Materials and Bulk Intermediate and shall, where relevant, include receipt of materials, processing, manufacturing, assembling, Release, packaging, handling, testing, quality control, routine follow-up stability studies as required under cGMP and storage. "Manufactured" and "Manufacturing" shall be interpreted accordingly.

1.19"Master Batch Record" means the complete instructions and procedures for the Manufacture of the Bulk Intermediate and Bulk Drug.

1.20"[***]" means the intermediate which is [***].

1.21"MFA" means the starting material methyl 2-fluoroacrylate.

1.22“MSA” means that certain Master Services Agreement with an Effective Date of January 1, 2011 between RELYPSA and DSM.

1.23"Nonconforming" means that a Batch of Bulk Intermediate or Bulk Drug, as applicable, does not comply with all of the warranties in Section 11.1(a). "Nonconformity" and "Nonconform" shall be interpreted accordingly.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.24"Person" means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization.

1.25"Product" means the RELYPSA proprietary product containing API packaged and labeled in finished dosage form from Bulk Drug.

1.26"Raw Materials" means all materials, including packaging materials, used in the Manufacture of Bulk Intermediate or Bulk Drug.

1.27"Regulatory Authority" means the European Medicines Agency, the U.S. Food and Drug Administration ("FDA") or any equivalent competent governmental regulatory body in any other jurisdiction that regulates the Manufacturing and commercialization of the Product in such jurisdiction.

1.28"Release" means the end result of the process performed by DSM in accordance with cGMP and the standard operating procedures by which DSM determines that a Batch of Bulk Intermediate or Bulk Drug complies with the warranties in Section 11.1(a).  "Released" shall be interpreted accordingly.

1.29“RELYPSA Information” means all information and documents provided by or on behalf of RELYPSA to DSM or created by DSM, any DSM Affiliate, or any subcontractor of DSM in connection with the performance of this Agreement, including Discoveries, information about API, Bulk Intermediate, Bulk Drug, Ca Bulk Drug, or Manufacturing, the Master Batch Record, Batch records, deviation reports, analytical methods and other test results, storage data, validation records, non-conformance reports, raw data, Raw Materials documentation, Certificates of Analysis and/or Compliance, all other Manufacturing records, and all documents and information referenced in the Quality Agreement. Notwithstanding the foregoing, RELYPSA Information does not include DSM Background Intellectual Property and DSM’s business, commercial, financial or accounting information and documents as well as technical information of DSM which is unrelated to Manufacturing.

1.30"Relypsa Intellectual Property" means Background IP owned or controlled by RELYPSA or its Affiliates.

1.31"Specifications" means the specifications of the API, Raw Materials, and [***], along with the set of analytical test methods and acceptance criteria applicable thereto, as set forth in the Quality Agreement, as such Specifications may be amended in accordance with Section 7.2 and the change control procedures in the Quality Agreement.

1.32"Third Party" means any person or entity other than RELYPSA or DSM or their respective Affiliates.

Each of the following definitions is found elsewhere in this Agreement at the indicated page:

.pdf"	22	Exchange Rate Tolerance	10	Party	1
Calendar Year Delivery Failure	11	Facility Investments	6	Preferred Suppliers	11
Capacity	8	FDA	3	Rejected Batch	12
Changes in Specifications	10	Firm Order	5	Relypsa	1
Confidential Information	17	Force Majeure	21	RELYPSA Indemnitees	20
[***]	8	Improvements	15	RELYPSA Insurance	17
[***] Price	8	Indemnitee	21	Representatives	17
[***] Price Reduction	8	Indemnitor	21	Rolling Campaign Schedule	8
Demand	7	Losses	20	Rolling Forecast	7
Discoveries	16	Manufacturing Contribution	8	Start of Production	7
DSM	1	MT	6	Technical Dispute	11
DSM Indemnitees	20	Observation Visit	14	Term	16
Effective Date	1	OST	5	Validation Batches	6
Established Exchange Rate	10	Parties	1	Validation PO	7

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2. RULES OF CONSTRUCTION

2.1Law. Any reference, express or implied, to any law includes references to

(a)that law as amended, extended or applied by or under any other law (before or after the Effective Date) and

(b)any subordinate legislation made (before or after the Effective Date) under that law, as amended, extended or applied.

2.2Headings. The headings in this Agreement are for reference only and do not affect the interpretation or scope of this Agreement or any provision herein.

2.3"Includes".  Wherever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including, without limitation" and "including, but not limited to."

2.4Appendices; Quality Agreement. The Appendices attached hereto and the Quality Agreement are an integral part of this Agreement and are incorporated herein by reference.

3.SERVICES GENERALLY

3.1Manufacturing Services. During the Term, and subject to the terms and conditions of this Agreement, DSM shall Manufacture and supply Bulk Intermediate (both for use in the Manufacture of Bulk Drug and as Third Party Intermediate) and Bulk Drug ordered by RELYPSA under Firm Orders in compliance with (i) cGMP, (ii) the Master Batch Record, (iii) the covenants, representations and warranties of DSM hereunder, (iv) the Specifications for [***] and API, (v) this Agreement, (vi) the Quality Agreement, and (vi) all applicable Legal Requirements. DSM shall deliver Third Party Intermediate and Bulk Drug to RELYPSA or a Third Party designated by RELYPSA in writing in accordance with the applicable Firm Order, and RELYPSA shall purchase such Third Party Intermediate and Bulk Drug.

3.2Purchase Orders. During the Term, RELYPSA shall submit purchase orders to DSM covering RELYPSA's Firm Orders. Each purchase order shall specify (i) the volume of Third Party Intermediate or Ca Bulk Drug ordered, (ii) the Base Price for Third Party Intermediate or Ca Bulk Drug, as applicable, and the schedule of payment, (iii) the Release and delivery dates for such material, (iv) the requested delivery destination, and (v) such other matters as may be relevant to such order. DSM shall confirm each RELYPSA purchase order that is not inconsistent with this Agreement within [***] of receipt. Upon sending of the confirmation, such purchase order shall become a firm order binding upon the Parties (a "Firm Order"). Failure of DSM to timely issue a confirmation of a Firm Order that is not inconsistent with this Agreement shall be deemed a confirmation of the purchase order by DSM and such purchase order shall constitute a Firm Order. Each Firm Order will consist of, and be governed by, the terms of this Agreement, and in the event of any conflict or inconsistency between the terms of any purchase order, confirmation or general terms and conditions of the Parties and this Agreement, the terms and conditions of this Agreement shall control. Firm Orders cannot be changed without the prior written approval of each Party.

3.3Procurement. Subject to Section 8.1, DSM shall be responsible for the procurement, proper quality and documentation of the quality of Raw Materials, components, equipment and the Facility used for the Manufacture of Bulk Intermediate and Bulk Drug in accordance with the Quality Agreement and cGMP, unless otherwise agreed in writing by the Parties in a Firm Order or otherwise set forth in this Agreement.   No Raw Materials, Bulk Intermediate, in-process materials, Bulk Drug and/or derivatives shall be used or transferred to any Third Party without prior written approval of RELYPSA and shall be used solely to perform this Agreement. DSM shall be responsible and liable for any loss of or damage to Raw Materials, Bulk Intermediate, in-process materials, Ca Bulk Drug, Bulk Drug and/or derivatives while in the possession or under the control of DSM, unless such loss or damage is caused by force majeure.

3.4Analytical Support. DSM shall provide the agreed analytical support for Raw Materials, Bulk Intermediate, and/or Bulk Drug, cleaning, potency, controls for impurities in MFA and other Raw Materials, Bulk Intermediate and/or Bulk Drug, cGMP testing and documentation, and the like, according to the Quality Agreement and the Specifications and as required by in this Agreement or each Firm Order.  DSM shall maintain suitable written records to verify compliance with this Section and RELYPSA may audit such records in accordance with the Quality Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

3.5Records. DSM shall, in accordance with applicable Legal Requirements and the Quality Agreement, maintain complete and accurate Manufacturing records.  The original Manufacturing records shall be held in secure storage by DSM for the applicable periods required by the Quality Agreement. DSM shall provide RELYPSA with access to and copies of all such records upon request.

3.6RELYPSA IP and Information.  Under the terms of this Agreement, RELYPSA will provide to DSM access to relevant RELYPSA Intellectual Property and RELYPSA Information in its possession which is reasonably required by DSM for the performance of its obligations hereunder.

4.MANUFACTURING AND SUPPLY TEAM

4.1Steering Committee. The Parties hereby establish a Steering Committee comprised of two (2) senior executives of each Party.  The Steering Committee shall be a forum for strategic communications and planning on topics including the ongoing commercial development of the Product, regulatory approval of the Product, Raw Material strategies, [***] and similar high-level matters.  The Steering Committee shall meet in person or by telephone at least twice per calendar year and more often on an as-needed basis.

4.2Operations Supply Team.  The Parties hereby establish an Operations Supply Team (“OST”) to coordinate and facilitate communications between the Parties about operational matters such as the timing and volume of the purchase of Raw Materials, scheduling of Campaigns, Release dates and delivery dates, the resolution of supply, quality and equipment issues, and similar matters of an operational nature. The OST shall be comprised of six (6) members; three (3) members appointed by each Party. Each Party may replace any or all of its OST representatives at any time upon written notice to the other Party. The OST shall meet monthly or as often as necessary during the period beginning on the Effective Date and ending twenty (24) months after the first Regulatory Authority approval of the Product for commercial sale and thereafter on a schedule to be determined by the Parties. All decisions by the OST shall be made by unanimous decision, with the members of one Party cumulatively having one vote and the members of the other Party cumulatively having one vote.

5.PROCESS DEVELOPMENT; FACILITY INVESTMENT; VALIDATION BATCHES

5.1Process Implementation and Analytical Methods Work.  RELYPSA has provided DSM with the [***].  RELYPSA also will provide DSM with a fully executed copy of its quality risk assessment (“QRA”) report, and will transfer certain analytical methods to DSM for validation by DSM. DSM will use commercially reasonable efforts to undertake the process implementation and all or a subset of the QRA activities, as mutually agreed by the parties, described on Appendix 1 guided by the above and in accordance with agreed time lines.  The chart attached as Appendix 2 includes anticipated completion dates for these activities. RELYPSA will perform additional QRA studies as jointly agreed upon with DSM.  The Parties acknowledge and agree that an intended objective of this work is to [***], but it is recognized by the Parties that since this work is of a developmental nature there is no guarantee that the intended results can be achieved despite DSM’s reasonable best efforts to do so. Thus, the Parties agree that promptly following execution of this Agreement, the technical teams of both parties (including at least the quality and regulatory teams) will meet and use commercially reasonable efforts to mutually agree on a regulatory strategy (including the manufacturing process) for an appropriate submission such that DSM can supply commercial product to RELYPSA. Upon completion of the agreed QRA studies, process implementation and methods validation activities in accordance with this Agreement, DSM shall invoice RELYPSA in the amount of Euro [***] for process implementation and Euro [***] for methods transfer (including partial validation of analytical methods) and Euro [***] for the QRA studies.

5.2Facility Investments. DSM shall improve the Facility for the Manufacture of Bulk Intermediate and Bulk Drug (the "Facility Investments").  A detailed breakdown of the individual elements associated with the Facility Investments is attached hereto as Appendix 3, and Appendix 2 includes anticipated completion dates for the phases of the Facility Investments. DSM shall be and remain the exclusive owner of all Facility Investments.  The Facility Investments will be completed in accordance with all Legal Requirements in all material respects and in a reasonable, diligent and workmanlike manner, and DSM shall use its reasonable best efforts to meet all requirements necessary for the cGMP Manufacture of pharmaceutical products.  RELYPSA shall reimburse DSM for the Facility Investments [***], and DSM shall invoice RELYPSA upon completion of stages of the improvements in accordance with Appendix 3.  Relypsa must agree in writing to be obligated to pay for any Facility Investments costs above the maximum set forth in this paragraph.

5.3Refund to Relypsa. If DSM terminates this Agreement, other than for a material breach by Relypsa, or RELYPSA terminates this Agreement for material breach by DSM, then DSM shall repay to RELYPSA amounts paid by

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Relypsa for Facility Investments according to the following schedule (without duplication and using the percentage corresponding to the nearest applicable termination date), [***].

Termination Date	Repayment
On or before [***]	[***]
On or before [***]	[***]
On or before [***]	[***]
On or before [***]	[***]
On or before [***]	[***]

For purposes of this Section 5.3, "termination" shall be deemed to occur upon delivery of the written notice required by the relevant subsection of Article 20.

5.4Validation Batches. Prior to beginning Manufacturing of Bulk Intermediate and Bulk Drug, DSM will Manufacture and Release validation Batches sufficient to validate Manufacturing at the Facilities (the “Validation Batches”).  It is intended by the Parties that the Validation Batches will result in [***] metric tons (“MT”) of Ca Bulk Drug from the Manufacture of [***] Batches. The Parties agree that the goal of the Campaign to produce Validation Batches is to qualify Manufacturing at the Facilities for future Manufacture of Bulk Intermediate and Bulk Drug, irrespective of the actual final volume; provided however that [***] Batches will be Manufactured ([***] Batch), with [***] Validation Batches Manufactured consecutively, to yield a minimum of [***] MT (on a [***]) of Bulk Drug to be delivered to RELYPSA or RELYPSA’s designated recipient. The Validation Batches shall be Manufactured in accordance with all of the requirements of this Agreement and the Quality Agreement.  Appendix 1 sets forth the specific approach to be used in Manufacturing the Validation Batches.

5.5Payment for Validation Batches. Upon successful completion of the Validation Batches, as defined by (a) [***]

[***] and (b) [***], RELYPSA shall pay DSM the total sum of Euro [***], in accord with an appropriate invoice to be issued under this Agreement. This payment shall be [***], provided that [***] (for clarity, for example, if the [***] for purposes of completing Validation, DSM is still obligated to [***] in order to receive such payment).

(a)Within [***] of full execution of this Agreement, RELYPSA agrees to issue a purchase order under Section 3.2 of this Agreement with such purchase order to cover the Validation Batches in accord with this Section 5.5 (“Validation PO”).  Such Validation PO shall be a Firm Order under this Agreement. In addition, within [***] of full execution of this Agreement, in accord with Section 6.3, RELYPSA will issue a Rolling Forecast (defined below) including a first [***] forecast of Demand, with such [***] forecast of Demand to be binding under the terms of Section 6.3; provided that such first [***] forecast of Demand shall be for a minimum of [***] MT of Bulk Drug (on a [***]) for a Campaign to begin in calendar year [***] at a price of Euro [***]. DSM shall Manufacture, supply and Release to RELYPSA (or RELYPSA's designee) and RELYPSA shall pay for and take delivery of those Batches of Bulk Drug set forth in the Validation PO that are Manufactured in accordance of the terms of this Agreement. The Validation PO can only be changed by mutual agreement of the Parties. It is understood and agreed by the parties that the above mentioned Rolling Forecast (and subsequent Firm Order) shall be issued in a manner such that the Campaign for [***] MT of Bulk Drug (on a [***]) shall [***].

6.FORECASTS; MINIMUM COMMITMENT; PRICING AND PAYMENT

6.1Strategic Forecast. Beginning in [***], RELYPSA shall provide DSM with a non-binding, [***] strategic forecast of RELYPSA’s total worldwide requirements for Bulk Drug.  The strategic forecast shall be updated in January of each year thereafter.

6.2Campaign Scheduling.  DSM will Manufacture both Bulk Drug and Third Party Intermediate in Campaigns; the length of each Campaign to be determined by the volumes ordered, subject to Facility Capacity (as defined below).

6.3Forecasts for Bulk Drug.  The Parties acknowledge that production planning is required in order to successfully achieve the obligations set forth in Section 6.6 below, and therefore RELYPSA agrees to provide sufficient notice to DSM of its anticipated need for Bulk Drug (on a [***]) in accord with this Section and DSM in turn agrees to ensure the availability of the agreed Capacity, personnel, equipment and other resources to meet RELYPSA’s needs for Bulk Drug

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

and/or Third Party Intermediate.  Within [***] of full execution of this Agreement, RELYPSA shall provide DSM with its current forecast for the Manufacture of Ca Bulk Drug by DSM, including volumes (“Demand”), for [***] preceding the date of desired delivery; and such forecast will be updated at least on a semi-annual basis on the first of January and first of July (unless otherwise agreed) to allow for Campaign planning (“Rolling Forecast”).  The target date for the beginning of any given Campaign to Manufacture Bulk Drug under this Agreement (“Start of Production”) will be included by RELYPSA in the Rolling Forecast, however, until the [***] of the [***], DSM shall use commercially reasonable efforts to allow RELYPSA to [***] in the Rolling Forecast, so long as the Start of Production [***], but DSM [***]. In particular, under the previous sentence, shall DSM [***]. [***] from the Start of Production, the Rolling Forecast supplied under this Section will be considered to be indicative only, and used solely for future production planning.  [***] prior to the Start of Production, the Rolling Forecast will become firm for the Parties with respect to the [***] and the [***] will be communicated to DSM.  [***] prior to the State of Production, the Rolling Forecast will provide [***] will be communicated to DSM.  The [***] Demand of the Rolling Forecast shall be partially binding on both parties within the [***] limits described in this Section, and for clarity, the binding portion with regard to [***] means that DSM commits to Capacity availability [***] to RELYPSA and RELYPSA commits to [***].  In any event, DSM’s commitment to meet the Demand shall not exceed the Capacity (as defined below), unless higher Capacities are agreed pursuant to Section 6.6, and in such circumstance this sentence will be considered modified to the agreed upon Capacity. Furthermore the minimum volume of Bulk Drug which DSM shall Manufacture in any given Campaign shall [***], unless otherwise agreed in writing. [***] from the Start of Production, RELYPSA will provide DSM with a final forecast (as part of the Rolling Forecast) including [***].  RELYPSA will issue a Purchase Order for such Demand and DSM, in accordance with Section 3.2, shall accept this Purchase Order to create a Firm Order under which DSM shall Manufacture and RELYPSA will purchase the [***] of Bulk Drug specified therein in accordance with the terms of this Agreement.  Following the Start of Production, it is estimated that the first Release of Bulk Drug will be made after approximately [***] at a [***] of [***] MT (based on Ca Bulk Drug), with additional Releases of [***] MT (based on Ca Bulk Drug) each following at [***] intervals until the conclusion of the agreed Campaign.

6.4Excess Quantities.  If, due to market demand, or other reasons, RELYPSA desires to [***] of Bulk Drug in a Firm Order, or in the semi-binding parts of a Rolling Forecast which will [***] to be Manufactured by DSM above the upper limits in Section 6.3, DSM shall use commercially reasonable efforts to Manufacture the [***], but [***]. [***] [***]

6.5Forecasts for Third Party Intermediate.  If RELYPSA desires DSM to Manufacture Third Party Intermediate, RELYPSA shall inquire of DSM in writing including the quantities requested, Base Price and requested Release and delivery dates.  DSM shall respond to the inquiry with a written proposal within [***] of receipt. Upon the Parties’ mutual agreement, RELYPSA will issue a purchase order for the Manufacture of such Third Party Intermediate including the agreed upon terms, and DSM will confirm the purchase order as provided in Section 3.2 at which point the purchase order will be a Firm Order binding upon both Parties.

6.6Commitment.  Each calendar year during the Term, and assuming use of the Manufacturing process described in Appendix 4, or an FDA approved version thereof, DSM commits to Manufacture and reserves the capacity, personnel, equipment and other resources to Manufacture [***] MT of Ca Bulk Drug (the “Capacity”).  In the event of [***] the Capacity. In consideration of DSM’s reservation of Capacity under this Section 6.6, RELYPSA commits to purchase from DSM during the Term [***] MT of Bulk Drug (on a [***]) or, if so agreed in accordance with Section 6.5, Third Party Intermediate, at a rate of [***] MT [***], with the first Campaign starting in [***] and with further Campaigns starting in each of the subsequent [***] until RELYPSA has purchased [***] MT of Bulk Drug (on a [***]) in accordance with this Agreement. For purposes of clarity, the volume produced in a Campaign is attributable to the [***].  Also for clarity, after RELYPSA has purchased [***] MT of Bulk Drug (on a [***]), then the [***] in this Agreement shall no longer apply even if the Term has not expired.

6.7Rolling Campaign Schedule.  The OST shall collaborate in good faith to maintain a “Rolling Campaign Schedule” that shall be consistent with the Rolling Forecast, and shall include (i) acquisition dates and quantities of Raw Materials, including MFA, (ii) dates on which DSM will commence the Manufacturing Campaign(s), (iii) Release dates, (iv) estimated shipment dates and destinations for each Batch of Bulk Drug or Third Party Intermediate and (v) such other information as the OST shall determine is useful in efficiently and cost-effectively managing Manufacturing Campaigns hereunder. The Parties shall communicate and cooperate in good faith to ensure that such schedule is as accurate and up-to-date as possible.

6.8Base Price. The Base Price for Third Party Intermediate and Ca Bulk Drug shall be stated on a [***] basis and, except as expressly provided herein, shall include all activities required to Manufacture Third Party Intermediate and Bulk

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Drug, including the [***] and all other steps required for the Manufacture and Release of Bulk Intermediate and Bulk Drug.  The Parties agree that the Base Price does not include the [***].  Appendix 5 sets forth the Base Price as of the Effective Date for specified volumes of Ca Bulk Drug and an indexation methodology covering inflationary cost increases during the term.  Using Appendix 5, the Parties will [***] and agree upon a Base Price for other [***] of Bulk Drug in connection with any Firm Order. DSM will be reimbursed for MFA as provided in Section 8.1.

The Parties agree that the [***] portion of the Base Price (“Manufacturing Contribution”) is equal to [***] percent ([***]%) of the Base Price. Starting in  calendar year [***], and for each calendar year thereafter, the Manufacturing Contribution (including those based on Appendix 5) shall be adjusted in the first quarter of the applicable calendar year either upward or downward based on annual average rate of change (%) in [***] (“Inflation Rate”); provided however, no such price adjustment shall ever result in an [***] in the Manufacturing Contribution in any one calendar year; and further provided that such price adjustment shall be applied to the Base Price for future Campaigns and not to Firm Orders.  The Parties shall review and confirm the Inflation Rate by the last business day of the [***] of each calendar year.  For example, if the Inflation Rate for [***] is an [***], the Manufacturing Portion would be [***], effective as of [***], for Bulk Drug (not then subject to a Firm Order) to be Manufactured and delivered after [***].

6.9Reductions in Base Price [***].

(a)The Parties agree that the Base Price will be reduced [***] of a Manufacturing Campaign.  For purposes of this Agreement, the following terms shall have the meaning indicated:

(i)	“[***]” means, with respect to a Campaign, the ([***] minus [***]) divided by ([***]), with any [***].
(ii)	“[***] Price” means the price [***] for Ca Bulk Drug in a Firm Order [***] of a given Campaign.
(iii)	“[***] Price Reduction” means the amount of money that the [***] Price is reduced in accord with a calculation made under Section 6.9(c), if any.

(b)DSM shall maintain reasonably detailed records of the [***] for each Campaign.  Those records shall be subject to audit by RELYPSA from time to time upon reasonable request.

(c)Following [***] of each Campaign, DSM will calculate the [***] Price Reduction, if any, using the following methodology: The [***] of the Base Price as of [***] of a given Campaign will be multiplied by the factor at the [***] in the tables included in Appendix 6 that correspond to the [***] [***] the Campaign for each of Bulk Intermediate and Bulk Drug.  The tables included in Appendix 6 will be used corresponding to the [***] of the Campaign ([***]) on a [***], however if the [***] is between these [***] the [***] between the [***] as agreed to by the Parties.  If the [***] is agreed upon to be [***]MT, the Parties will work together to agree upon [***] to be added to Appendix 6 for [***].

(d)Cost Reduction [***].  If a given Campaign results in a [***] Price Reduction, the Parties will [***] the [***] Price Reduction as follows: Within [***] of [***] of a Campaign, DSM shall provide RELYPSA with a written accounting of the [***] and a [***] of the [***] Price Reduction, if any.  In the event there is a [***] Price Reduction, DSM shall promptly [***] for [***] of such [***] Price Reduction.

(e)Next Campaign Following a [***] Price Reduction.  The Parties agree that if a [***] Price Reduction is obtained in a given Campaign, then the [***] in such a Campaign will become the [***] for next Campaign.

(f)Additional [***].  Further [***] after each Campaign that resulted in a [***] Price Reduction will be handled by repeatedly applying Sections 6.9(d) and 6.9(e) for each [***].

(g)It is agreed by the Parties that the [***] Price for Bulk Intermediate and Ca Bulk Drug in effect at the start of a given Campaign will not increase, even in the event that the [***] for that, or any subsequent Campaigns, [***] in effect at the start of such a Campaign, as long as [***].

6.10Adjustments to Base Price for Raw Material Price.  Appendix 5 sets forth the cost to DSM of each key Raw Material [***] necessary to the Manufacture of Bulk Drug. If the actual cost of one or more Raw Materials used in any

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given Campaign under this Agreement deviates downwards from the cost of such Raw Material as set forth on Appendix 5, then the Base Price shall be reduced by [***] of the difference between the Appendix 5 cost and the actual cost of such Raw Material(s) for that Campaign. In connection with the accounting provided to RELYPSA under Section 6.14(d) DSM shall account for any Raw Material price changes and the corresponding reduction or increase in the Base Price and issue a credit or debit note to RELYPSA for such amount, which may be applied as provided in Section 6.14(d). For clarity, if the cost for a given Raw Material is higher than in the previous year RELYPSA shall pay the actual costs as incurred by DSM.

6.11Other Expenses Payable by RELYPSA. In addition to the Base Price, RELYPSA shall pay all [***] Third Party Intermediate or Bulk Drug. All such expenses incurred by DSM on RELYPSA’s behalf, if any, shall be invoiced to RELYPSA at DSM's actual cost without any administrative fee or other markup.

6.12Stability Testing.  DSM shall conduct stability testing required by cGMP and the Quality Agreement.  Any additional stability testing requested by RELYPSA shall be subject to mutual agreement of the Parties on the protocol, costs and other relevant terms.

6.13Storage.  Unless otherwise requested by RELYPSA, DSM will not store Third Party Intermediate or Bulk Drug at the Facility for a period of longer than [***].  Upon request by RELYPSA, the Parties will negotiate in good faith and endeavor to agree upon the terms and related costs of storage of quantities of Third Party Intermediate and Bulk Drug for longer periods.

6.14Payment Terms.

(a)No payment shall be due and RELYPSA shall have no obligation to pay until receipt of a satisfactory invoice issued after Release from DSM.  Payment shall be made within [***] after RELYPSA's receipt of DSM's invoice reasonably describing the activities for which payment is due.

(b) DSM shall invoice RELYPSA and RELYPSA shall pay DSM in USD for all amounts due hereunder at an agreed USD/€ exchange rate (the "Established Exchange Rate"), which will initially be [***].  Fluctuations in the actual exchange rate will only result in price adjustments if the exchange rate moves outside of ± [***] USD/€ from the Established Exchange Rate (the "Exchange Rate Tolerance") within which [***].  Outside the Exchange Rate Tolerance, both Parties agree that the Base Price (minus the cost of all Raw Materials) shall be adjusted so that [***].  Data relating to the currency and payments will be reviewed on a quarterly basis and reconciliations will be made by issuing corresponding debit or credit notes (as the case may be) on a quarterly basis.  The Established Exchange Rate will be adjusted on the first day of each calendar year if the actual exchange rate, as determined by reference to the average monthly exchange rate as published at Oanda.com, has stayed outside the range covered by the Exchange Rate Tolerance continuously for [***].  At any such time, a new Established Exchange Rate will be set equal to the average actual exchange rate for [***]. For clarity the above mentioned price adjustment will not be applicable in connection with the Raw Material cost reimbursement which will always be done based on [***].

(c)RELYPSA may in good faith question any amount invoiced under this Agreement.  The Parties shall negotiate in good faith to resolve any such questions and shall exchange all relevant documentation that may assist with such resolution. Upon resolution, RELYPSA shall pay or DSM shall refund the agreed amount. Undisputed amounts shall be paid according to Section 6.14(a) above.

(d)DSM shall maintain accurate and complete accounting records relating to the Manufacture of Bulk Intermediate and Bulk Drug under this Agreement in accordance with generally accepted accounting principles and practices consistently applied.  To the extent such records may be relevant, to determining whether DSM is complying with its obligations regarding price determination, Raw Material cost reimbursement and capital expenditure cost reimbursement under this Agreement, RELYPSA may appoint an independent international public accounting firm reasonably acceptable to DSM to audit such records during DSM's normal working hours subject to providing [***] written notice of such audit to DSM.  For this purpose, DSM shall retain such records for a period of [***] from the date of payment of each invoice by RELYPSA.  The costs of the audit shall be borne by RELYPSA unless such audit finds that DSM overcharged RELYPSA by [***] percent ([***]%) or more for the period audited, in which case the costs of the audit will be borne by DSM.  DSM shall promptly refund the amount of any overcharge.

7.QUALITY AGREEMENT; CHANGES IN SPECIFICATIONS; OTHER MATTERS

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7.1Quality Agreement. Within [***] of the Effective Date, the Parties will enter into a Quality Agreement outlining their respective quality responsibilities. The Parties acknowledge and agree that, upon execution by the Parties, this Quality Agreement will supersede and replace in its entirety the Quality Agreement effective [***] between the Parties.

7.2Changes in Specifications.

(a)The Specifications may be amended by RELYPSA to comply with requirements set by Regulatory Authorities and for other reasons (the "Changes in Specifications").  Upon receipt from RELYPSA of a written request for Changes in Specifications, DSM shall promptly and, in any event, within [***] (unless a longer period is agreed upon by the Parties), (i) determine the impact of the requested Changes in Specifications on the Manufacturing process (including any revalidation of analytical methods), (ii) provide a timeline for their implementation, and (iii) propose an increase or decrease in the Base Price for Ca Bulk Drug or Third Party Intermediate, if applicable, incorporating the Changes in Specifications.  The Parties will closely cooperate and use reasonable best efforts to agree upon and implement the requested Changes in Specifications if the implementation in the Facility is technically feasible and as soon as reasonably practicable provided that Relypsa agrees to the method of implementation and timeline, and the Parties agree upon the increase or decrease in the Base Price incorporating the Changes in Specifications based upon the principle that [***] in connection with the implementation of Changes in Specification. Upon the agreement of the Parties in accordance with this Section 7.2 and completion of the change control procedure in the Quality Agreement, the Changes in Specifications will be incorporated into the then current Specifications and the amended Specifications shall thereafter be Specifications for all purposes under this Agreement; provided, that no Changes in Specifications shall be implemented unless the prior approval of applicable Regulatory Authorities to the change, if required, has been obtained.  Upon DSM’s receipt of a written notice from Relypsa regarding any necessary Changes in Specifications (e.g. [***]), DSM shall not commence or continue to Manufacture and Relypsa shall have no obligation to accept or pay for Third Party Intermediate or Bulk Drug Manufactured after receipt of such notice.  Any Bulk Drug or Bulk Intermediate as to which Manufacturing is completed by DSM prior to receipt of such written request for Changes in Specifications and which is Released by DSM (and is not Nonconforming) under the prior Specifications shall be paid for by Relypsa.

(b)If a dispute arises between the Parties whether implementation of Changes to Specifications is feasible (a "Technical Dispute"), the Parties will make all reasonable efforts to resolve the dispute by amicable negotiations. Executives of each Party will, as soon as possible and in any event no later than [***] after a written request from either Party to the other, meet in good faith to resolve any Technical Dispute.  If, despite this meeting, the Parties are unable to resolve the Technical Dispute within a reasonable time, and in any event within [***] of the written request, the Technical Dispute will, at the written request of either Party, be referred for determination to an expert in the substantive technical area involved in the dispute selected by mutual agreement of the Parties and acting as an expert and not as an arbitrator. If the parties cannot agree upon the expert within [***] of the written request for appointment of an expert, the expert will be appointed by the American Arbitration Association in New York City, New York USA.  Each Party will provide the expert with an initial, detailed statement of the issues in dispute and such Party’s position on such issues. Each Party shall promptly provide the expert with all information requested by him or her to aid in resolution of the dispute. The decision of the expert shall be final and binding upon the Parties.  The costs of the expert (including the costs of appointment through the American Arbitration Association) shall be [***].

7.3Master Batch Record. A Master Batch Record for the Manufacture of Bulk Intermediate and Bulk Drug will be prepared and agreed upon by the Parties prior to the Manufacture of the first Validation Batches of each of Bulk Intermediate and Bulk Drug.

7.4Consequences of Delay.  DSM acknowledges the importance to RELYPSA of consistent timely delivery of Third Party Intermediate and Bulk Drug in accordance with Firm Orders and the associated costs to RELYPSA of untimely deliveries which may result in delays in further processing Bulk Intermediate into Bulk Drug and Bulk Drug into Product and the delivery of finished Product to end users.  Furthermore, DSM acknowledges that many of such costs may be difficult or impossible to quantify.  Therefore, as liquidated damages and not as a penalty, beginning after DSM has Manufactured [***] MT of Bulk Drug, in the event that less than [***] percent ([***]%) of the Batches of Third Party Intermediate and Bulk Drug Manufactured arising from Campaign(s) in a calendar year are delivered by DSM [***] of the delivery date(s) set forth in the applicable Firm Order (a “Calendar Year Delivery Failure”), then DSM will [***] to RELYPSA in [***] of all of the [***] Third Party Intermediate and Bulk Drug Manufactured during such calendar year.  If there is more than one Calendar Year Delivery Failure in [***] period, RELYPSA shall be entitled to terminate this Agreement in accordance with Section 20.3.  Failure of a designated shipper to [***] of Third Party Intermediate or Bulk Drug or [***] such shipment despite [***] to such shipper, delays arising from implementation of mutually agreed [***], or

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any delay resulting from a Force Majeure event, and any delay caused by RELYPSA shall not be included in determining whether a Calendar Year Delivery Failure has occurred and the affected Batch(es) of Third Party Intermediate and/or Bulk Drug shall be [***]. It is agreed by the parties that in the event of a delay in [***] of a Campaign, the above methodology will apply only to such [***] and further [***] which are subsequently produced in time (taking into account the [***]) will be [***].

8.RAW AND STARTING MATERIALS

8.1MFA.

(a)DSM acknowledges that [***] of MFA are required for the Manufacture of Third Party Intermediate and Bulk Drug and that RELYSPA has developed and will continue to develop supply arrangements worldwide with suppliers to supply MFA (“Preferred Suppliers”) for purchase by RELYPSA’s API manufacturers. Except as may otherwise be agreed upon by the Parties from time to time, DSM agrees to purchase MFA [***] from RELYPSA’s Preferred Suppliers and RELYPSA shall ensure that such Preferred Suppliers are at all times able to cover DSM’s MFA demand hereunder, subject in all cases to the successful qualification of such Preferred Suppliers.  DSM will [***], by which a Preferred Supplier agrees to [***] or its Affiliates. DSM shall have the option but not the obligation to qualify such Preferred Suppliers in accordance with the qualification activities set forth in the Quality Agreement. Upon satisfactory completion of such qualification activities by either RELYPSA or DSM, each Preferred Supplier shall be deemed approved by both Parties as a supplier as required by the Quality Agreement. Upon completion of acceptance testing for each lot of MFA purchased by DSM and delivery of a certificate of analysis (or other confirmation of acceptance testing as the Parties may agree) to RELYPSA, DSM shall invoice RELYPSA for such lot at [***]. DSM’s [***] cost shall include the [***] and the costs of [***].  At all times, as agreed between the Parties, title and risk of loss with respect to MFA shall be and remain with DSM. To the extent that Relypsa negotiates payment terms directly with Preferred Suppliers of MFA, Relypsa will use commercially reasonable efforts for such Preferred Suppliers to agree to payment terms of not less than [***]; provided however, finalization of such terms is an obligation of DSM as part of any purchase order DSM may issue.

(b) RELYPSA may, in its sole discretion, identify and acquire MFA from Preferred Suppliers at RELYPSA’s expense for use in the Manufacture of Third Party Intermediate and/or Bulk Drug by DSM. In that event, DSM will keep RELYPSA informed of the required ordering lead times for operational planning purposes.

(c)DSM may, in its sole discretion, identify and qualify MFA suppliers who are not Preferred Suppliers. In that event, except as otherwise agreed in writing by RELYPSA, upon completion of acceptance testing for each lot of MFA purchased by DSM from such DSM-identified supplier and delivery of a certificate of analysis (or other confirmation of acceptance testing as the Parties may agree) to RELYPSA, DSM shall invoice RELYPSA for such lot at [***]; provided, however, that the cost shall not exceed the [***] of MFA per MT (exclusive of transportation, duties and like expenses) [***].

8.2Other Raw Materials. For all Raw Materials other than MFA, DSM will qualify and contract with Third Parties and pay for the supply of such Raw Materials as may be necessary to Manufacture Third Party Intermediate and/or Bulk Drug (including without limitation to package such materials) in accordance with this Agreement and the Quality Agreement.  DSM shall use the Raw Materials delivered pursuant to orders placed under this Agreement only for Manufacturing Third Party Intermediate and Bulk Drug. [***], the Base Price for Third Party Intermediate and Bulk Drug shall [***].  In addition, [***], the Base Price shall include [***].  For purposes of clarity, DSM’s [***]. RELYPSA will use commercially reasonable efforts to cause its other API suppliers to provide DSM the identity of their suppliers of key Raw Materials and other relevant data reasonably necessary by DSM for the qualification of such suppliers.

9.RELEASE; DELIVERY

9.1Release. Unless the Parties otherwise agree from time to time with respect to specific Batches, all Bulk Intermediate and Bulk Drug will be Released by DSM prior to delivery to the shipper for shipment or in the case of Bulk Intermediate, use in the Manufacture of Bulk Drug. RELYPSA shall have no obligation to pay the Base Price for any Batch of Third Party Intermediate or Bulk Drug that is not Released as provided in this Section 9.1.

9.2Transportation; Delivery. The Parties, through the OST, and utilizing their respective expertise, shall use reasonable efforts to minimize the costs of transportation and associated duties and other delivery-related expenses whenever possible by, among other things, advance scheduling, negotiating discounts, and reasonable sourcing of shippers. DSM shall arrange for the transportation of Released Third Party Intermediate or Bulk Drug and shall notify RELYPSA

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when the materials are ready for shipment. All such shipments shall be FCA (Incoterms 2010) the Facility in [***]. Title and risk of loss of Third Party Intermediate and Bulk Drug shall pass from DSM to RELYPSA upon delivery of the materials to the shipper. DSM shall ship Third Party Intermediate or Bulk Drug to RELYPSA, or such nominee as designated by RELYPSA in writing, and in the quantities and for delivery by not later than [***] after the applicable delivery date in the Firm Order and otherwise in accordance with the specific storage, packaging, shipping and delivery provisions set out in the applicable Firm Order and the Specifications.

10.ACCEPTANCE

10.1Notification and Review. Within [***] after the later of (a) receipt of a Batch of Third Party Intermediate or Bulk Drug by RELYPSA or its designee or (b) delivery of the executed Certificate of Analysis and Certificate of Compliance for the Batch of Third Party Intermediate or Bulk Drug by DSM to RELYPSA, RELYPSA, acting reasonably, and in good faith, may reject such Batch as Nonconforming on written notice of rejection to DSM. Notwithstanding the foregoing, in the event of a latent Nonconformity that could not reasonably have been detected by a reasonable and customary inspection and testing on receipt, RELYPSA may reject such Batch within [***] days of discovery of such latent Nonconformity.  Hereinafter, in both cases a “Rejected Batch.”  RELYPSA's notice of rejection shall specify the Nonconformity in reasonable detail and be accompanied by supporting data and written reports relating to tests, studies or investigations, if any, performed to date by or on behalf of RELYPSA with respect to the alleged Nonconformity.  If RELYPSA fails to provide a rejection notice within such time periods, RELYPSA will be deemed to have waived its right to reject such Batch as Nonconforming. If DSM becomes aware that any shipment of Third Party Intermediate or Bulk Drug is or may be Nonconforming, DSM will promptly notify RELYPSA.

10.2DSM Analysis. RELYPSA's rejection of any Rejected Batch shall be conclusive unless DSM notifies RELYPSA in writing within [***] of receipt by DSM of the notice of rejection that it objects to such rejection.  DSM may, in its notice of objection, require RELYPSA to return samples of the Rejected Batch in question, at DSM's cost and risk, for further testing and/or permit a representative of DSM to examine the Rejected Batch at the premises of RELYPSA or its designee.  DSM shall complete any investigation of a Rejected Batch within [***] of the later of delivery of its notice of objection to RELYPSA or the receipt of samples of the Rejected Batch, if samples are requested by DSM. If it is determined by the Parties or the expert under Section10.4 that the Rejected Batch was not Nonconforming, RELYPSA shall reimburse DSM for the costs of the return of samples of the Rejected Batch, as well as any other costs or expenses reasonably incurred by DSM, as a result of the rejection or return and retest.  If it is determined by the Parties or by the expert under Section 10.4 that the Rejected Batch was Nonconforming, then RELYPSA shall return the Rejected Batch to DSM for destruction which destruction in all cases will comply with all Legal Requirements, and DSM shall bear all costs and expenses of the transportation and destruction of any Rejected Batch and all other costs and expenses associated with the Rejected Batch including the reasonable expenses incurred by RELYPSA in any testing or examination of the Rejected Batch.

10.3 Remedy for Nonconformity. If DSM fails to object to RELYPSA's rejection in accordance with Section 10.2, or if the Parties agree or the expert determines under Section 10.4 that the Rejected Batch is Nonconforming, then DSM shall, at RELYPSA's option (a) refund to RELYPSA or credit RELYPSA's account for the amounts paid or payable to DSM by RELYPSA for the Rejected Batch, or (b) supply to RELYPSA (at DSM's cost, [***] and other Raw Materials and components and all transportation and freight expenses) a replacement for such Rejected Batch as soon as practicable after the final determination of such Nonconformity given the availability of the Facility and DSM’s manufacturing obligations for products of other parties which are produced in the Facility.  The foregoing remedy shall apply as well to any Batch of Bulk Intermediate or Bulk Drug not Released by DSM because it is Nonconforming. For purposes of clarity, refund or replacement of Nonconforming Bulk Intermediate or Bulk Drug is not RELYPSA's exclusive remedy and RELYPSA retains all remedies available to it in law or equity.

10.4Dispute Resolution. If DSM objects to RELYPSA's rejection in accordance with Section 10.2 and the Parties cannot resolve such dispute under Section 27 within [***], DSM and RELYPSA will jointly appoint an independent scientific and technical expert of recognized repute within the pharmaceutical and chemical industries acceptable to both Parties to review (as an expert and not an arbitrator) the Parties' evidence supporting their positions relating to such alleged Nonconformity and will cooperate with each other to ensure that such expert has appropriate information and agreements in place to enable it to make a determination of whether such Nonconformity exists.  If the Parties are not able to agree upon an expert within such period, the expert will be selected by JAMS (http://www.jamsadr.com).  The findings of the expert shall be final and conclusively binding on the Parties as to whether the Rejected Batch is Nonconforming, absent manifest error.  If the expert holds that the Rejected Batch is Nonconforming, all the fees and costs of the expert and the independent laboratory appointed by the expert to analyze such Rejected Batch shall be paid by DSM.  If the expert holds that the

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Rejected Batch is not Nonconforming, all such fees and costs of the laboratory and the expert will be paid by RELYPSA, and RELYPSA shall pay for and be considered to have finally and completely accepted the Batch of Third Party Intermediate or Bulk Drug that was the subject of the investigation.

11.WARRANTIES

11.1DSM Warranties. DSM covenants, represents and warrants as follows:

(a) Each Batch of Bulk Intermediate and Bulk Drug (i) shall be Manufactured in compliance with the Master Batch Record, the Quality Agreement, cGMP and all other applicable Legal Requirements, (ii) when Released shall conform to the Specifications, (iii) when Released shall not be adulterated or misbranded by DSM as those terms are used in the FDCA, and (iv) shall be transferred free and clear of any liens or encumbrances of any kind arising through DSM or its Affiliates or their respective agents or subcontractors (subject to RELYPSA's payment obligations therefor), and (v) will be Manufactured on behalf of DSM at the Facility at [***], unless otherwise agreed by the Parties in writing.

(b)DSM (i) is not, and its Affiliates and subcontractors performing Services on its behalf as permitted hereunder and their respective personnel are not, debarred or disqualified, and DSM will not knowingly use in any capacity in connection with the Services hereunder the services of any Person debarred or disqualified, under Section 306(a) or (b) of the FDCA (21 U.S.C. §§ 335(a) or (b)), and (ii) shall comply with the U.S. Foreign Corrupt Practices Act.

(c)DSM shall perform internal cGMP audits no less than once per year as required by cGMP and shall give a written certification of compliance with cGMP to (i) RELYPSA upon RELYPSA's request, (ii) an independent Third Party appointed by RELYPSA and reasonably acceptable to DSM, upon RELYPSA's request, and/or (iii) Regulatory Authorities upon such Regulatory Authorities' request.

(d)  DSM shall (i) comply in all material respects with all applicable environmental laws and regulations relevant to the Manufacture of Bulk Intermediate and Bulk Drug, and (ii) have (or will have prior to the first Manufacturing Campaign) and shall maintain all necessary and applicable licenses, registrations and permits, including any registrations, licenses or permits required by the FDCA.

11.2RELYPSA Warranties. RELYPSA covenants, represents and warrants that (i) the use, distribution, marketing, and/or sale of the Product by RELYPSA and its distributors and licensees shall comply with all applicable Legal Requirements in all material respects, (ii) it has (or will have prior to first commercial sale of the Product) and shall maintain all necessary and applicable licenses, registrations and permits for the distribution, marketing and sale the Product in the jurisdictions in which such distribution, marketing or sales occur, and (iii) it will comply with the U.S. Foreign Corrupt Practices Act.

11.3Mutual Warranties. RELYPSA covenants, represents and warrants that it has the authority to enter into this Agreement without the consent of any Third Party, and to its knowledge as of the Effective Date, the API does not infringe or misappropriate any valid intellectual property rights of any Third Party.  DSM covenants, represents and warrants that it has the authority to enter into this Agreement without the consent of any Third Party, and to its knowledge as of the Effective Date, with respect to DSM Intellectual Property, the Manufacture of Bulk Intermediate and Bulk Drug does not infringe or misappropriate any valid intellectual property rights of any Third Party.  Each Party covenants, represents and warrants to the other that the execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on the part of such Party and that this Agreement constitutes the legal, valid and binding obligation of such Party and is enforceable against such Party in accordance with its terms, subject to bankruptcy insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

11.4Disclaimer of Warranties. Except as expressly provided in this Agreement, neither Party makes any warranties, written, oral, express or implied and ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED. NO WARRANTIES OF A PARTY MAY BE CHANGED EXCEPT IN WRITING AND SIGNED BY A DULY AUTHORIZED REPRESENTATIVE OF SUCH PARTY.

12.LIMITATION OF LIABILITY.  EXCEPT FOR CLAIMS FOR INDEMNIFICATION ARISING UNDER ARTICLE 21 [***], BREACH OF ARTICLE 17 (INTELLECTUAL PROPERTY) OR OTHER MISAPPROPRIATION OF A PARTY’S

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INTELLECTUAL PROPERTY, BREACH OF ARTICLE 19 (CONFIDENTIALITY) OR GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT OF A PARTY, (I) IN THE EVENT OF BREACH OF A PARTY'S OBLIGATIONS HEREUNDER OR ANY NEGLIGENT OR WILLFUL ACT OR OMISSION IN CONNECTION WITH SUCH PARTY'S PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, THE COLLECTIVE AGGREGATE LIABILITY OF SUCH PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT (A) SHALL NOT EXCEED THE AGGREGATE MAXIMUM AMOUNT OF  USD [***] (US $[***]) FOR EACH CALENDAR YEAR IN WHICH [***], AND (B) SHALL NOT EXCEED THE AGGREGATE MAXIMUM AMOUNT OF USD [***] (US$[***]) FOR EACH CALENDAR YEAR IN WHICH [***] [***], AND (II) WITH RESPECT TO ANY CLAIM BY ONE PARTY AGAINST THE OTHER PARTY, THE LIABILITY OF A PARTY SHALL BE LIMITED AT LAW OR IN EQUITY TO DIRECT DAMAGES ONLY AND, IN NO EVENT, SHALL A PARTY BY LIABLE TO THE OTHER PARTY  FOR PUNITIVE, EXEMPLARY, INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF REVENUE OR PROFIT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  FOR AVOIDANCE OF DISPUTES THE LIMITATION ON THE COLLECTIVE AGGREGATE LIABILITY OF A PARTY ABOVE SHALL BE DETERMINED BASED UPON THE CALENDAR YEAR IN WHICH THE EVENTS GIVING RISE TO THE CLAIM OCCURRED. IN THE EVENT THE PARTIES SHOULD IN ANY GIVEN CALENDAR YEAR AGREE ON PURCHASE VOLUMES OF BULK DRUG (ON A [***]) [***] MT, THE AGGREGATE MAXIMUM LIABILITY OF DSM IN SUCH CALENDAR YEAR SHALL NOT EXCEED [***].

13.AUDITS AND INSPECTIONS; SAFETY ISSUES

13.1RELYPSA and Regulatory Audits and Inspections. The rights and obligations of the Parties with respect to audits or inspections by RELYPSA or Regulatory Authorities are governed by the Quality Agreement.

13.2Person in Plant. RELYPSA may from time to time send up to two (2) employees to visit the Facility to observe Manufacturing (including Release) for Bulk Intermediate and/or Bulk Drug on reasonable prior notice to DSM (an "Observation Visit").  During each Observation Visit such RELYPSA personnel shall respect (i) the confidentiality obligations that DSM owes to its other customers and (ii) DSM's ability to conduct its business and operations without undue burden or interference.  At all times during an Observation Visit, RELYPSA's employees shall comply with DSM's procedures regulating external customer relationships (including cGMP training, hygiene, security, confidentiality and controlled access to facilities).

13.3Notices Regarding Safety of Products. DSM shall provide RELYPSA with prompt notice of any information it receives from any source regarding adverse events associated with the Product. For serious (based upon a good faith evaluation) events, notice must be given by telephone within [***] after receipt of the information, followed by written notice not more than [***] thereafter.  RELYPSA will be responsible at its expense for handling all Product safety complaints, including any necessary communications with the FDA or any other Regulatory Authority and filing any reports with the FDA or other Regulatory Authority concerning such safety matters.  DSM will cooperate and provide reasonable assistance in responding to any safety-related requests for information, including reviews of retained samples and Manufacturing and test protocols as well as testing the API against the appropriate retained samples, if required. RELYPSA will reimburse DSM for reasonable costs and expenses incurred therewith to the extent that the safety issue is not a result of Nonconforming Bulk Drug in which case DSM shall solely bear all such costs and expenses.

13.4Regulatory Support. DSM shall assist RELYPSA in the preparation of documentation in relation to the Manufacture of Bulk Intermediate and/or Bulk Drug as may be reasonably required by RELYPSA in support of RELYPSA's submissions to Regulatory Authorities in respect of the Product and the Manufacture of Bulk Intermediate and Bulk Drug by DSM.  For RELYPSA’s submission to the FDA to qualify DSM as a Manufacturer of Bulk Intermediate and Bulk Drug, DSM shall perform the activities described in Appendix 1 and RELYPSA shall pay DSM Euro [***] upon FDA approval of DSM and the Facility and receipt of DSM’s proper invoice.  DSM shall also assist RELYPSA in the preparation of other documentation relating to the Manufacture of Bulk Intermediate and/or Bulk Drug or the Product as may be reasonably required by RELYPSA in support of other submissions to the FDA or other Regulatory Authorities. DSM shall also respond in a timely manner, with due consideration to the nature of the circumstances and to any reasonable timing requested by RELYPSA, to all queries and requests for information from the FDA or other Regulatory Authorities.  RELYPSA shall pay DSM’s reasonable expenses incurred in connection with any of the foregoing.

14.MANUFACTURING AND [***] IMPROVEMENTS

14.1Improvement Initiatives. DSM is committed to continuous Manufacturing improvement initiatives [***] (“Improvements”). DSM will[***] utilize its expertise in chemical processes, and will use commercially reasonable efforts

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to effect Improvements.  Agreed capital expenditure costs arising in connection with such Improvements shall be paid by RELYPSA. RELYPSA[***] may develop Improvements directly or through a Third Party. For purposes of clarity, Appendix 4 represents the existing Manufacturing process, and a process Improvement is a change to that process.

14.2Cooperation in Implementing Improvements. The Parties will evaluate and, as appropriate, recommend Improvements for implementation into the Manufacture of Bulk Intermediate and Bulk Drug.  The Parties will work together cooperatively and use reasonable best efforts to implement any recommended Improvements, including reasonable cooperation with respect to scheduling test Batches of Bulk Intermediate and/or Bulk Drug to validate any process Improvements, Changes in Specifications, modifications to the Master Batch Record and other steps as necessary to ensure that Batches of Bulk Intermediate or Bulk Drug Manufactured utilizing Improvements conform to this Agreement.  In addition, DSM will[***] reasonably assist RELYPSA in its efforts to obtain any Regulatory Approvals necessary or desirable to implement Improvements, including providing technical documentation and support.

14.3[***]. The Parties will [***].

15.PRODUCT RECALLS. If DSM or RELYPSA is required or requested by any Regulatory Authority or other government authority, or if RELYPSA in its sole discretion otherwise elects, to recall, withdraw or dispose of any Product for any reason, RELYPSA shall be responsible for conducting any recall, withdrawal or disposal of such Product, and DSM shall cooperate with and give all reasonable assistance to RELYPSA in conducting any such recall, withdrawal or disposal, [***] [***], in which case it shall [***].

article vi
other generally applicable provisions

16.TERM.  Subject to the provisions for early termination contained in Section 20, this Agreement shall commence as of the Effective Date and shall continue thereafter until the seventh (7th) anniversary of the Effective Date.  RELYPSA shall have the option to once extend this Agreement for an additional three (3) year period upon written notice delivered to DSM at least twenty four (24) months prior to the expiration date.  The initial period of this Agreement and any extension are collectively, the “Term.”

17.RELYPSA INFORMATION; INTELLECTUAL PROPERTY

17.1Background Intellectual Property; RELYPSA Information. DSM shall have and retain all right, title and interest in and to DSM Intellectual Property, and RELYPSA shall have and retain all right, title and interest in and to RELYPSA Intellectual Property and RELYPSA Information.

17.2Discoveries. DSM shall promptly disclose to RELYPSA all Intellectual Property conceived, reduced to practice, discovered or made by DSM hereunder, either alone or with RELYPSA or any other Person that is or uses or constitutes an improvement upon RELYPSA Information, the Manufacturing process, API, Bulk Intermediate, or Bulk Drug (collectively, "Discoveries").  DSM hereby agrees to assign, and hereby assigns, to RELYPSA any and all of DSM's rights, title and interest in and to Discoveries.  DSM shall assist RELYPSA, at RELYPSA's expense, in the preparation of all documents necessary to effectuate RELYPSA's rights in Discoveries (but for avoidance of doubt, except as provided herein, DSM shall have no obligation to transfer, assign or license any DSM Intellectual Property).  RELYPSA shall have the sole right to file, prosecute, maintain, defend and enforce patent applications and patents or seek and maintain other legal protection with respect to RELYPSA Information or Discoveries. DSM hereby undertakes and agrees to execute and cause its employees, contractors and agents and the employees, contractors and agents of its Affiliates and contractors to execute such assignments and other documents which, in the reasonable opinion of RELYPSA, are necessary at any time to permit the filing, prosecution, maintenance, defense or enforcement of applications for patents or other legal protection claiming Discoveries.  DSM hereby further agrees that, at RELYPSA's request and expense, DSM will assist RELYPSA in the preparation, filing, prosecution, defense and enforcement of such patent applications and patents.  For the avoidance of doubt, nothing in this Agreement shall create any obligation of RELYPSA to pay to DSM or it’s Affiliates' or contractors’ or to their respective employees, agents, or consultants any compensation with respect to any Discoveries, including in connection with the assignment of Discoveries, and if any such compensation is to be paid in accordance with Legal Requirements or otherwise, DSM shall be solely responsible to pay such amounts.

17.3DSM Intellectual Property. In the event that DSM proposes to use any DSM Intellectual Property in the course of performing under this Agreement, DSM shall provide written notice to RELYPSA describing in reasonable detail DSM's proposed

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use of such DSM Intellectual Property.  If and only if RELYPSA and DSM agree in writing to the use of such DSM Intellectual Property shall DSM incorporate such DSM Intellectual Property into the Manufacture of API, Bulk Intermediate, or Bulk Drug, and DSM shall provide RELYPSA with a fully paid-up, royalty free, worldwide, perpetual, irrevocable license for Relypsa’s use and with a worldwide, perpetual, irrevocable license, with the right to sublicense, so that RELYPSA can manufacture, have manufactured, use, sell, offer for sale, import, export or otherwise exploit or dispose of Product, API, Bulk Intermediate and Bulk Drug. The Parties shall negotiate in good faith the financial terms of any such sublicense, which shall be commercially reasonable and consistent with customary terms in the contract manufacturing industry. If DSM uses any DSM Intellectual Property or incorporates any DSM Intellectual Property into API, Bulk Intermediate, or Bulk Drug in the course of performing under this Agreement without obtaining RELYPSA's prior written approval, DSM shall be deemed to have granted the license provided in this Section 17.3, with a right to sublicense, on a royalty-free, fully paid-up basis. It is understood and accepted by RELYPSA that DSM is under no obligation hereunder to grant RELYPSA any licenses or other rights with respect to its Intellectual Property and other non-patented technology regarding [***].  DSM represents and warrants that to the best of its knowledge prior to the Effective Date [***]. For clarity it is understood by RELYPSA, however, that DSM uses the [***] for the Manufacture of Bulk Drug. DSM also represents and warrants that it has all necessary rights to use [***] for the Manufacture of Bulk Drug and/or Bulk Intermediate for RELYPSA hereunder.

17.4Additional License. It is understood that in connection with [***] between the Parties, certain [***] that may or may not [***].  In order to [***] DSM agrees to grant and hereby grants to RELYPSA and its Affiliates a worldwide, royalty-free, non-exclusive, perpetual, nontransferable, personal license, including the right to sublicense, under [***] to make, use, sell, import, export, or otherwise exploit any granted claims issued therefrom.  And, DSM further agrees to grant and hereby grants to RELYPSA and its Affiliates a worldwide, royalty-free, non-exclusive, perpetual, nontransferable, personal license, including the right to sublicense, under [***], to make, use, sell, import, export, or otherwise exploit any granted claims issued therefrom. In the event RELYPSA [***], RELYPSA shall [***].

17.5DSM Right to Use Discoveries. In the event that any Discoveries made by DSM under this Agreement have applicability or use at DSM in an activity other than one that involves the development or Manufacture of a Competitive Product, DSM and its Affiliates are hereby authorized to make use of such Discoveries and are hereby provided with an irrevocable, fully-paid, non-exclusive, royalty-free license without the right to sublicense restricted to those uses which do not relate to a Competitive Product; notwithstanding the above, nothing in this paragraph is intended to allow DSM to use or disclose RELYPSA Confidential Information.

17.6Licenses to Perform Under This Agreement. RELYPSA agrees to grant and hereby grants to DSM and its Affiliates and approved subcontractors a royalty-free, non-exclusive, nontransferable license solely to use Relypsa Intellectual Property and Discoveries as necessary to perform under this Agreement. DSM agrees to grant and hereby grants to RELYPSA and its Affiliates and subcontractors a royalty-free, non-exclusive, nontransferable license solely to use DSM Intellectual Property as necessary to perform its obligations under this Agreement.

17.7RELYPSA License To Exploit. DSM agrees to grant and hereby grants RELYPSA a limited, transferable, worldwide, royalty-free, perpetual, non-exclusive license, with the right to sublicense, under sublicenseable DSM Intellectual Property, solely to use ([***]), offer for sale, sell, import and export API, Bulk Drug and/or Bulk Intermediate made by DSM under this Agreement.

18.INSURANCE

18.1RELYPSA Insurance. RELYPSA shall procure and maintain, during the Term and for a period [***] beyond the expiration date of Product, Commercial General Liability Insurance, including product liability and contractual Liability coverage (the "RELYPSA Insurance"). After approval to market a Product being Manufactured under this Agreement, RELYPSA Insurance shall cover amounts not less than [***] Dollars ($[***]) combined single limit and shall be with an insurance carrier rated Best's VI or higher. RELYPSA promptly shall deliver a certificate of RELYPSA Insurance evidencing such coverage upon request. RELYPSA shall provide DSM at least 30 days prior notice of any cancellation, non-renewal or modification of such RELYPSA Insurance. Any deductible and/or self-insurance retention shall be the sole responsibility of RELYPSA.

18.2DSM Insurance. DSM shall procure and maintain, during the Term and for a period of [***] beyond the expiration date of Product insurance to cover DSM's and its Affiliates' and subcontractors’ obligations under this Agreement. Any

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insurance maintained by DSM shall be with an insurance carrier rated Best's VI or higher. DSM shall promptly provide RELYPSA with evidence of such insurance upon RELYPSA's request.

19.CONFIDENTIALITY

19.1Confidential Information. "Confidential Information"  means the provisions of this Agreement, RELYPSA Information, Discoveries, RELYPSA Intellectual Property, DSM Intellectual Property, all information owned or controlled by DSM that is not

RELYSPA Information, Discoveries, or RELYPSA Intellectual Property and all information disclosed by one Party to the other Party hereunder, which information, whether in written, graphic or electronic form, is marked confidential by the disclosing Party or, if oral, is reduced to writing and marked confidential or a similar designation by the disclosing Party within thirty (30) days of the oral disclosure, provided however, that (i) a Party's failure to mark information as confidential or with a similar designation or to reduce such oral information to writing shall not disqualify such information from being Confidential Information to the extent a reasonable person would in good faith consider such orally disclosed information to be proprietary and/or confidential,  (ii) all discussions between members of the Steering Committee and Operations Supply Team shall be deemed to be Confidential Information. RELYPSA shall be the deemed to be the “disclosing party” under this Article 19 with respect to Relypsa Information, Discoveries, and Relypsa Intellectual Property.  The terms of this Agreement are the Confidential Information of both Parties. RELYPSA Information, RELYPSA Intellectual Property, and Discoveries are the Confidential Information of RELYPSA. DSM Intellectual Property is the Confidential Information of DSM.  Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the disclosing Party, the receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement, any and all Confidential Information of the disclosing Party. The receiving Party may disclose Confidential Information of the disclosing party only to its employees, contractors and advisors and its Affiliates and their subcontractors and their respective employees (collectively, with Affiliates, "Representatives") who have a need to know such information to fulfill the receiving Party's obligations under this Agreement and who are bound by obligations of confidentiality and non-use at least as stringent as those contained in this Section 19.  Each Party shall be responsible and primarily liable for the compliance of its Representatives with the terms of this Agreement. Each Party shall use its reasonable best efforts to ensure that Confidential Information belonging to the other Party shall be afforded by such Party, its Affiliates and subcontractors and their respective Representatives a duty of care that is at least as diligent as such Party affords its own Confidential Information and in all cases is at least reasonable care. The terms of this Agreement may be disclosed by RELYPSA to prospective collaboration partners in connection with due diligence requests and for similar purposes; provided, however, that the prospective collaboration partners agree to keep the terms of this Agreement confidential on terms similar to those contained in this Section 19.

19.2Exceptions. The foregoing obligations of confidentiality and non-use by the receiving Party shall not apply to Confidential Information of the disclosing Party that the receiving Party establishes by competent evidence:

(a) was known to the receiving Party prior to the Effective Date of this Agreement as evidenced by its written records and such information is not otherwise subject to any obligations of confidentiality or nonuse to the disclosing party;

(b) is or becomes generally available to the public by use, publication or the like, through no fault of the receiving Party;

(c) is disclosed to the receiving Party by a Third Party who has the legal right to disclose such Confidential Information of the disclosing Party; or

(d) is independently developed by the receiving Party without reference to or any other use of any Confidential Information of the receiving Party.

19.3Disclosure Pursuant to Legal Requirements. Except as otherwise agreed to herein, if the receiving Party is required by Legal Requirements (including the rules and regulations of any national stock exchange on which such Party's securities are or may be traded) to disclose any Confidential Information of the disclosing Party to any Regulatory Authority, other government entity of competent jurisdiction or to any Third Party, the receiving Party shall immediately notify the disclosing Party in writing of  the required disclosure (if permitted by Legal Requirements) and shall cooperate with the  disclosing Party should the disclosing Party seek an opportunity to intercede to oppose, limit or condition such disclosure prior to the receiving Party making any disclosure.  Whether or not a protective order or other relief is in place,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the disclosing Party shall make any such disclosure ultimately required in the most restrictive fashion consistent with such Legal Requirements. Except to the limited extent of such required disclosure, all of the provisions of this Section 19 shall continue to apply to Confidential Information so disclosed. Also, RELYPSA may disclose the terms of this Agreement to the extent required by law (including the laws and regulations of the Securities and Exchange Commission).

19.4Survival. This Section 19.4 and the obligations set forth above in this Article for Confidential Information will survive the expiration or termination of this Agreement for [***] following the first commercial sale of the Product.

20.TERMINATION

20.1By Relypsa.

(a)Relypsa may terminate this Agreement upon written notice to DSM for the following reasons:

(i)

Relypsa decides to finally abandon the development or commercialization of the Product and provides written notice of termination to DSM within ninety (90) days of such decision it being understood that any sale, licensing or other transfer of RELYPSA’s rights in the Product or the licensing of the right to market the Product shall not constitute an abandonment of the commercialization of the Product; or

(ii)

Relypsa (A) cannot feasibly obtain or (B) does not obtain Regulatory Approval of the Product by [***] and provides written notice of termination to DSM within ninety (90) days of RELYPSA’s determination under (A) or [***].

(b)RELYPSA may terminate this Agreement without cause for any reason at any time after the Manufacture and Release of [***] MT of Bulk Drug by DSM hereunder upon twelve (12) months advance written notice to DSM.

20.2Termination by DSM Without Cause.  DSM may terminate this Agreement without cause at any time after the Manufacture and Release of [***] MT of Bulk Drug hereunder upon twenty-four (24) months advance written notice to RELYPSA.  All of the provisions of this Agreement, including those relating to forecasts, Capacity and pricing shall continue in full force and effect until end of the twenty four (24) month notice period; provided, however, that DSM shall have no obligation to commence the Manufacture Bulk Drug or Third Party Intermediate after the end of such period.

20.3Material Breach. A Party may, without prejudice to its other rights and remedies, terminate this Agreement immediately upon written notice to the other Party, if (i) such other Party is in breach of any of a material obligations under this Agreement and fails to remedy the breach within thirty (30) days for payment defaults and ninety (90) days for all other defaults after receiving written notice from the non-breaching Party giving particulars of the breach, or (ii) such other Party becomes unable to pay its debts or becomes insolvent, or proceedings  are commenced in any court of competent jurisdiction by or against such other Party seeking the liquidation, administration, winding‑up, bankruptcy or dissolution of such other Party (otherwise than for the purposes of a solvent reorganization), or an administrative or other receiver, manager, trustee, liquidator, administrator or similar officer is appointed over all or any substantial part of the assets of such other Party, or such other Party enters into or proposes any composition or arrangement with its creditors generally, or anything analogous to any of these events occurs in any applicable jurisdiction.

20.4Consequences of Termination and Expiration.

(a)If RELYPSA terminates this Agreement pursuant to Section 20.1(a), RELYPSA shall pay DSM [***], and all [***]. DSM will use reasonable best efforts to find and secure alternative use of the Facility after its receipt of such notice of termination and will refund or credit to Relypsa any amounts received by DSM through such alternative use of such Facility during the scheduled Manufacturing period for the then Firm Orders up to the amount actually paid to DSM by RELYPSA under this Section 20.4(a).

(b)If RELYPSA terminates this Agreement pursuant to Section 20.1(b), RELYPSA shall either (i) pay DSM [***] less all [***], or (ii) [***] as of the date of RELYPSA’s delivery of the notice of termination, or (iii) any combination of (i) and (ii). DSM will use reasonable best efforts to find and secure alternative use of the Facility after its receipt of such notice of termination and will refund or credit to Relypsa any amounts received by DSM through such alternative use of

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such Facility during such twelve (12) month period up to the amount actually paid to DSM by RELYPSA under this Section 20.4(b).

(c)Upon expiration or earlier termination of this Agreement, DSM will transfer, or will cause its Affiliates to transfer, to Relypsa, an Affiliate of Relypsa or a Third Party designated by Relypsa, all, RELYPSA Information, Discoveries and RELYPSA Intellectual Property.  If this Agreement is terminated by Relypsa under Section 20.1, Relypsa will [***].  Otherwise, [***].  If RELYPSA is responsible for such costs, DSM will submit [***]. The technical assistance which DSM has to provide under this Section 20.4(c) shall in no case exceed a duration of [***] in the aggregate.

(d)If Relypsa terminates this Agreement under Section 20.1(b) or 20.3 RELYPSA will have the option on written notice to purchase from DSM all MFA purchased by DSM specifically for the Manufacture of Third Party Intermediate or Bulk Drug that is not used in the Manufacture of such materials prior to termination of this Agreement. DSM will deliver any MFA purchased by RELYPSA hereunder to a location designated by RELYPSA, and upon shipment DSM will submit an invoice to RELYPSA for the actual cost paid by DSM (net of any payment for such MFA previously made by RELYPSA) to for such MFA.

(e)Upon early termination of this Agreement for any reason, DSM will promptly deliver to Relypsa's designated location all Third Party Intermediate and Bulk Drug Manufactured and Released for the applicable Base Price, and all intermediates (with DSM converting all work-in-process to the next stable Intermediate or Bulk Drug, if applicable) in the process at a price to be determined by good faith negotiations of the Parties.  In the case of conversion to Bulk Drug, DSM shall Release such Bulk Drug, and upon acceptance by RELYPSA in accordance with Article 10, RELYPSA shall pay the Base Price therefor. If Relypsa terminates this Agreement under Section 20.3 or DSM terminates this Agreement under Sections 20.2, [***].  Otherwise, [***].

(f)Upon expiration or earlier termination of this Agreement, each Party shall, upon the request of the other Party, return to such Party, or destroy and certify in writing to the destruction of, all of such Party's Confidential Information in its possession or under its control; provided, however, that a Party may retain one copy of the other Party's Confidential Information as required for regulatory purposes and/or to demonstrate compliance with the terms of this Agreement.

20.5Accrued Rights; Continuing Obligations. Termination of this Agreement will not affect any accrued rights of either Party.  To the extent either Party’s obligations under this Article 20 are not fully performed as of the effective date of expiration or termination of this Agreement, the terms of this Agreement applicable to such obligations shall continue in effect until such obligations are performed in full.

20.6Survival of Provisions. The following Articles and Sections of this Agreement as well as such other terms that by their nature are intended to survive shall survive expiration or termination hereof for the period stated in such Article or Section or, if no period is stated, for a period of five (5) years: 1 (Definitions), 3.5 (Records), 10 (Acceptance), 11 (Warranties), 12 (Limitation of Liability), 13.3 (notices Regarding Safety of Products, 15 (Product Recalls), 17.2 (Discoveries), 17.3 (DSM Intellectual Property), 17.4 (Additional Licenses), 18.1 (RELYPSA Insurance), 18.2 DSM Insurance, 19 (Confidentiality), 20.4 (Consequences of Termination and Expiration), 20.5 (Accrued Rights; Continuing Obligations); 20.6 (Survival of Provisions), 21 (Indemnification), 24 (Notices), 25.5 (Severability), 25.10 (Third Party Beneficiaries) 25.11 (Preferences; Construction), 26 (Governing Law; Arbitration), 27 (Dispute Resolution).

21.INDEMNIFICATION

21.1RELYPSA Indemnification. RELYPSA shall indemnify, defend and hold harmless, DSM, its Affiliates, and its and their directors, officers, employees and agents, and their permitted successors and assigns (collectively, "DSM Indemnitees"), from and against any and all liability, damage, loss, cost (including reasonable attorneys' fees  and fees of experts and consultants involved in any investigation or defense) and expense (collectively, "Losses") resulting from claims of any kind and character by a Third Party to the extent arising from (i) the Third Party Intermediate or Bulk Drug supplied to and accepted by or on behalf of RELYPSA pursuant to this Agreement; (ii) claims that the API or any other product, process or service owned or controlled by RELYPSA misappropriates or infringes the proprietary rights of any Third Party (except to the extent such claims are attributable to the use of DSM Intellectual Property); or (iii) any Product marketed, sold or distributed by or on behalf of RELYPSA or its Affiliates, distributors and licensees.  Notwithstanding the foregoing, no DSM Indemnitee shall be entitled to indemnification under this Section 21.1 for any Losses to the extent arising from (a) the negligence or more culpable of any DSM Indemnitee or any Person under the control of DSM or its Affiliates; (b) any

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accident or property damage at the Facility not caused by RELYPSA or its personnel; (c) the breach by any DSM Indemnitee or any Person  under the control of DSM or its Affiliates of any Legal Requirement or DSM's breach of any of the terms of this Agreement;  (d) any claim for misappropriation or infringement to the extent arising from the use of DSM Intellectual Property.

21.2DSM Indemnification. DSM shall indemnify, defend and hold harmless, RELYPSA, its Affiliates, and its and their directors, officers, employees and agents, and their permitted successors and assigns (collectively, "RELYPSA Indemnitees") from and against any and all Losses resulting from claims of any kind and character by a Third Party to the extent arising from (i) the negligence or more culpable of any DSM Indemnitee or any Person under the control of DSM or its Affiliates; (ii) any accident or property damage at the Facility not caused by RELYPSA or its personnel; (iii) the breach by any DSM Indemnitee or any Person under the control of DSM or its Affiliates of any Legal Requirement or DSM's breach of any of the terms of this Agreement, or (iv) any claim for misappropriation or infringement to the extent arising from the use of DSM Intellectual Property. Notwithstanding the foregoing, no RELYPSA Indemnitee shall be entitled to indemnification under this Section 21.2 for any claim to the extent arising from (a) the  negligence or more culpable conduct of any RELYPSA Indemnitee or any Person  under the control of RELYPSA or its Affiliates; (b) the breach by any RELYPSA Indemnitee or any Person under the control of RELYPSA or its Affiliates of any Legal Requirement or RELYPSA's breach of any of the terms of this Agreement, or

(c) any claim for misappropriation or infringement to the extent arising from the API or any product, process or service owned or controlled by RELYPSA.  Notwithstanding the foregoing, DSM’s obligation to indemnify, defend and hold harmless RELYPSA Indemnitees shall be [***] except to the extent that such Losses arise out of (w) statutory product liability claims of an individual for personal injury caused by manufacturing defects of DSM, (x) any claim for misappropriation or infringement to the extent arising from the use of DSM Intellectual Property, (y) gross negligence or more culpable conduct of any DSM Indemnitee or any Person under the control of DSM or its Affiliates, (z) breach by DSM of its obligations under Article 19 (Confidentiality).

21.3Indemnification Procedures. A Party (the "Indemnitee") which intends to claim indemnification under this Section 21 shall promptly notify the other Party (the "Indemnitor") in writing of any action, claim or other matter in respect of which the Indemnitee or any of its Affiliates, and its and their directors, officers, employees or agents intend to claim such indemnification; provided however, that the failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure.  The Indemnitee and its Affiliates, and its and their directors, officers or employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation, negotiation, compromise, settlement and defense of any action, claim or other matter covered by this indemnification, at the Indemnitor's sole cost and expense.  The Indemnitor shall be in charge of and control of any such investigation, negotiation, compromise, settlement and defense and shall have the right to select counsel with respect thereto.  In no event shall the Indemnitor or Indemnitee compromise or settle any such matter without the prior written consent of the other Party, which shall not be bound by any such compromise or settlement absent its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own cost and expense.

21.4Survival. The provisions of this Article 21.4 shall survive the expiration or earlier termination of this Agreement.

22.FORCE MAJEURE.  Neither Party shall be liable for its failure to perform hereunder as a result of any event of force majeure ("Force Majeure") beyond the Party's reasonable control including, but not limited to, acts of God, fire, flood, wars, terrorism, sabotage, civil strife or demonstrations, accidents, strikes and other labor disputes (other than as a result of a lockout), shortages, government actions, or regulations, or transportation failure (other than due to error of any employee of such Party).  If either Party's performance is prevented in whole or part by any such event, such Party shall be excused from any of its obligations hereunder during the period of delay of performance resulting from such event. The affected Party shall give prompt written notice of the same and its expected duration to the other Party; provided, however, such Party shall take commercially reasonable steps to remedy the Force Majeure with all reasonable dispatch.  If a Party cannot perform hereunder for a continuous period of one hundred fifty (150) days or longer due to a Force Majeure event, the other Party may terminate this Agreement without cause upon written notice.

23.EXCLUSIVITY.  So long as DSM is Manufacturing Third Party Intermediate or Bulk Drug under this Agreement, and [***] [***], DSM will not make a Third Party Intermediate, Bulk Drug, API or any API precursors, analogs or derivatives for any Third

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Party without the prior written consent of RELYPSA. For clarity this section shall be valid if and to the extent the non-compete contained in this Section 23 is permitted under EU competition laws.

24.NOTICES.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered in person, or sent by a generally recognized pre-paid international courier (e.g., FedEx), fax (with receipt verified) or comparable means of communication (excluding email) addressed as follows:

(a) if to RELYPSA:

Relypsa, Inc.

700 Saginaw Drive

Redwood City, California 94063

Attention: General Counsel

(b)if to DSM:

DSM Fine Chemicals Austria Nfg GmbH & CO KG

St. Peter Strasse 25

4021 Linz, Austria

Attention: General Counsel

or to other such address or addresses as may be specified from time to time in a written notice.  Any notice, request, approval or other document shall be deemed to have been delivered:

(a)if delivered in person or by courier, at the time of receipt, or

(b)if sent by fax, two (2) hours after the time of dispatch, if dispatched before 3:00 p.m. (local time at the place of destination) on a business day, and in any other case at 10:00 a.m. (local time at the place of destination) on the next business day after the date of dispatch, unless the sending Party is notified that the fax number is invalid or the transmission was otherwise undelivered.

25.MISCELLANEOUS PROVISIONS

25.1Assignment. Neither Party shall have the right to assign any or all of its rights or obligations under this Agreement without the other Party's prior written consent, which consent shall not unreasonably be withheld, delayed or conditioned.  Notwithstanding the foregoing, prior written consent shall not be required in connection with a merger, reorganization, consolidation, or a sale of all or substantially all of a Party's assets or relevant business to which this Agreement relatesand, if such sale or merger is to a Third Party, then the assigning aPrty shall cause the Third Party to assume the assigning Party’s rights and obligations hereunder. This Agreement is binding upon, and will inure to the benefit of, the Parties and their respective successors and permitted assigns.

25.2Relationship. The Parties shall be independent contractors, and nothing in this Agreement shall create, or be deemed to create, a partnership, agency or joint venture between the Parties, and, except as expressly set forth herein, neither Party shall have any right by virtue of this Agreement to bind the other Party in any manner whatsoever.

25.3Public Announcements. Except to the extent required by Legal Requirements or the rules of any national stock exchange to which a Party is subject, neither Party will use the name of the other Party or any of its personnel in any public announcements, publicity, promotional literature or advertising without the prior written approval of the other Party.

25.4Waivers. The failure of either Party at any time to enforce any of the terms, provisions or conditions of this Agreement or to exercise any right under this Agreement shall not constitute a waiver of the same or affect that Party's right thereafter to enforce the same.  To be effective a waiver must be expressly given in writing by the Party against whom such waiver is asserted.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

25.5Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws or court decisions effective while this Agreement remains in effect or which become effective with respect to a provision which survives the expiration or earlier termination of this Agreement, the legality, validity and enforceability of the remaining provisions shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision that is legal, valid and enforceable, and as similar in terms to such illegal, invalid or unenforceable provision as may be possible while giving effect to the benefits and burdens for which the Parties have bargained hereunder.

25.6English Language. The English language version of this Agreement shall be controlling, notwithstanding any translation thereof into another language.

25.7Counterparts. This Agreement may be executed in separate counterparts, and by facsimile or electronically, each of which when so executed and delivered shall be a legally-binding original and all such counterparts shall together constitute one and the same instrument, binding on both Parties, notwithstanding that each of the Parties may have signed different counterparts.  The Parties agree that delivery of an executed counterpart signature hereof by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

25.8Subcontracting. If DSM determines that proper Manufacturing of Bulk Intermediate and/or Bulk Drug requires the retention of one or more subcontractors or consultants, including Affiliates, DSM will obtain the written approval of RELYPSA, which approval will not be unreasonably withheld, delayed or conditioned, and of any applicable Regulatory Authority (if required) before using any Affiliates, subcontractors or consultants.  DSM shall cause its Affiliates, subcontractors and consultants to comply with the terms of this Agreement, and DSM will be liable for and fully responsible to RELYPSA for any activities performed by any Affiliate, subcontractor or consultant to the same extent as if such activities were performed directly by DSM.  All compensation paid or payable to such Affiliates, subcontractors or consultants shall be borne solely by DSM.

25.9Entirety; Amendments. This Agreement, including any Appendices attached hereto and referenced herein, together with the Quality Agreement, constitutes the full understanding of the Parties and is the final and complete expression of their agreement with respect to the specific subject matter hereof, and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter.  Nothing herein shall be construed as a termination or modification of the MSA or any prior nondisclosure or similar agreement between the Parties.  No modification or alteration of any of the terms of this Agreement shall be of any effect unless in writing signed by both Parties.

25.10No Third Party Beneficiaries. This Agreement is entered into solely for the benefit of the Parties hereto, and the provisions of this Agreement shall be for the sole and exclusive benefit of such Parties.  Nothing herein contained shall be deemed to create any third-party beneficiaries or confer any benefit or rights on or to any Person not a party hereto, and no third-party shall be entitled to enforce any provisions hereof or exercise any rights hereunder.

25.11Preference; Construction. Unless otherwise expressly provided to the contrary in any Appendix to this Agreement, in the event of a conflict between the main body of this Agreement and any Appendix hereto, the terms of the main body of this Agreement shall control.  Unless otherwise specifically provided to the contrary in the Quality Agreement, in the event of a conflict between this Agreement and the Quality Agreement, the terms of the Quality Agreement shall control with respect to quality matters.  This Agreement shall be construed within its fair meaning, with no inference drawn against either Party as the drafting Party.

26.GOVERNING LAW; ARBITRATION.

26.1Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, U.S.A., without regard to the conflict of law principles of that or any other jurisdiction and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

26.2Arbitration.  Subject to the last sentence of this paragraph, and Section 27 below, and excluding any claim, dispute or controversy arising in connection with Article 17 (Intellectual Property), Article 19 (Confidentiality) or Article 21 (Indemnification), Section 7.2(b) (Technical Disputes) or Section 10.4 (Dispute Resolution), any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be determined by binding arbitration

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

administered by the international division of the American Arbitration Association, the International Centre for Dispute Resolution, in accordance with its International Arbitration Rules.  The number of arbitrators shall be three independent persons with reasonable experience in the pharmaceutical and chemical manufacturing business, at least one of whom shall be a lawyer admitted to practice in a state in the United States.  The place of arbitration shall be [***].  The arbitration shall be conducted in English.  Each Party shall bear its own attorneys' fees and associated costs and expenses.  Any award rendered by the arbitrators shall be in writing, shall be the final binding disposition on the merits, and shall not be appealable to any court in any jurisdiction.  The arbitrators shall be governed by Section 12 in awarding damages.  Judgment on an award rendered may be entered in any court of competent jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as appropriate.  Any award may be recognized and enforced in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.  The parties waive any right they may enjoy under the law of any nation to apply to the courts of such nation for relief from the provisions of this Section 26.2 or from any decision of the arbitrators.  In the event a court of competent jurisdiction determines that this Agreement is invalid or unenforceable for any reason, this paragraph shall not be affected thereby and shall be given full effect without regard to the invalidity or unenforceability of the remainder of this Agreement.  Notwithstanding anything herein seemingly to the contrary, either Party may seek judicial injunctive or other equitable relief at any time from a court of competent jurisdiction to prevent or limit damage or to establish its rights to that Party's Confidential Information or Intellectual Property.

27.DISPUTE RESOLUTION. The Parties agree to attempt to settle any dispute, controversy or difference that may arise between them out of, in relation to, or in connection with this Agreement, including the breach thereof, by good-faith discussions.  Any such dispute which cannot be settled by mutual understanding of the Parties within [***] of the date a Party notifies the other Party in writing of the existence of the dispute, controversy or difference shall be submitted for resolution to the Chief Executive Officer of RELYPSA and the Chief Executive Officer of DSM who shall promptly meet and endeavor to reach resolution through good-faith negotiations.  In the event such Chief Executive Officers cannot reach resolution within the longer of [***], then, either Party may commence arbitration pursuant to Section 26.2 (for disputes subject to that Section) or an action or proceeding.  Notwithstanding anything herein seemingly to the contrary, either Party may seek injunctive or other equitable relief at any time from a court of competent jurisdiction to prevent or limit damage or to establish its rights to that Party's Confidential Information or Intellectual Property.

[Signatures appear on following page]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

[SIGNATURE PAGE TO MANUFACTURING AND SUPPLY AGREEMENT]

In Witness whereof, the Parties have caused this Agreement to be executed by their duly authorized representatives below, effective as of the Effective Date set forth above.

Relypsa, Inc.		DSM Fine Chemicals Austria Nfg GmbH & Co KG

By:	/s/ John A. Orwin	By:	/s/ Michael Stanek	/s/ Ulla Huster
Name:	John A. Orwin	Name:	Michael Stanek	Ulla Huster
Title:	President & CEO	Title:	Business Director	Director, FICO DFCA
May 12, 2014

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Appendix ONE:  QRA Studies, Validation Batches & Release Criteria

A1.1QRA STUDIES

[***]

A1.2VALIDATION STRATEGY

[***]

A1.3RELEASE CRITERIA

[***]

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Appendix TWO:  Project Timeline

[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Appendix THREE:  Facilities Investment

Facilities Investments for the project, covering [***] incurred in preparing the [***] for API production.  Relypsa will be invoiced for the [***], with the following table as the agreed earliest dates of these invoices:

Invoice Date	Terms (days)	Activity	Amount
[***]	[***]	[***]	[***]

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Appendix FOUR:  Manufacturing Process

[***]

A4.1[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

A4.2[***]

A4.2.1[***]

[***]

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A4.2.2[***]

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Appendix FIVE:  Base Pricing

A5.1  [***] Commercial Pricing[***]

[***]

	Price (€)	Price (€/kg)
[***]	[***]	[***]
TOTAL	[***]	[***]

[***]

	Price (€)	Price (€/kg)
[***]	[***]	[***]
TOTAL	[***]	[***]

[***]

	Price (€)	Price (€/kg)
[***]	[***]	[***]
TOTAL	[***]	[***]

Assumptions:

•	[***]
•	[***]

A5.2  Key Raw Material Pricing

Key Raw Materials and Pricing [***].

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXECUTION VERSION

Appendix SIX: [***] Charts

A6.1 [***] CHARTS

The charts below show the [***] when calculating [***] Price based upon [***] for the [***].  Example calculations are shown below in A.6.2

[***]

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A.6.2 PRICING INCORPORATING [***] PRICE REDUCTION:  EXAMPLE CALCULATIONS

A.6.2.1Example One:  [***]

For [***] the initial base manufacturing price is €[***] when [***] are [***] and [***] ([***] and [***], respectively).

If, in the [***], the [***] and [***] ([***] and [***], respectively) the [***] pricing for that campaign will be adjusted with the factor [***] from the table (i.e. €[***]) with [***] of this benefit going to Relypsa in that year [***] (€[***]).

In the [***], the [***] price will become €[***][***].  If, in the [***], the [***] and [***] ([***] and [***], respectively), the pricing should be adjusted by taking the initial base price (€[***]) and applying the factor [***] from the table (i.e. €[***]).  [***] of the savings go to Relypsa as follows:  [***] (€[***]-€[***]) i.e. €[***] will be [***].

In the [***], the base price will become €[***]…  etc.

A.6.2.2Example Two:  [***]

For [***] the initial base manufacturing price is €[***] when [***][***] are [***] and [***] ([***] and [***], respectively).

If, in the [***], the [***] and [***] ([***] and [***], respectively) the [***] pricing for that campaign will be adjusted with the factor [***] from the table (i.e. €[***]) with [***] of this benefit going to Relypsa in that year [***] (€[***]).

In the [***], the [***] price will become €[***].  If, in the [***], the [***] and [***] ([***] and [***], respectively), the pricing should be adjusted by taking the initial base price (€[***]) and applying the factor [***] from the table (i.e. €[***]).  [***] of the savings go to Relypsa as follows:  [***] (€[***]-€[***]) i.e. €[***] will be [***].

In the [***], the base price will become €[***]…  etc.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Appendix SEVEN:  Pricing for [***] Campaign and [***] Campaign [***]

[***] Campaign [***]

Cost (€)
[***]	[***]

[***]
[***]	[***]
TOTAL	[***]

[***]	[***]

Pricing for different campaign [***]

[***]	Cost (€)	[***]	Cost (€)	[***]	Cost (€)
[***]	[***]	[***]	[***]	[***]	[***]

TOTAL	[***]	TOTAL	[***]	TOTAL	[***]

•	[***]
•	[***]

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